Colfax Reports Second Quarter 2018 Results

•	Reported net income from continuing operations per diluted share of $0.52 versus $0.30 in the prior year quarter; adjusted net income per share of $0.61 versus $0.45 in the prior year quarter

•	Achieved strong organic growth in Fabrication Technology sales and Air & Gas Handling industrial sector orders; strengthened adjusted operating margins

•	Increased full year adjusted net income per share outlook

•	Signed agreement for a complementary Fabrication Technology acquisition; repurchased Colfax shares

ANNAPOLIS JUNCTION, MD - August 6, 2018 - Colfax Corporation (NYSE: CFX), a leading diversified industrial technology company, today announced its financial results for the second quarter of 2018.

The Company reported net income from continuing operations of $68 million or $0.52 per diluted share, compared to $0.30 in the prior year quarter. Colfax also reported second quarter 2018 adjusted net income of $75 million or $0.61 per share compared to $0.45 per share for the same prior year period.

Second quarter 2018 net sales of $925 million were 9% higher than the comparable period of 2017. Excluding acquisitions and foreign currency translation effects (FX), Fabrication Technology segment sales grew 8.2%, and Air & Gas Handling segment sales decreased 13.1%. Second quarter 2018 Air & Gas Handling orders increased 5.8% to $360 million compared to the prior year period. Excluding acquisitions and FX, orders decreased 10.7%. Sequentially from the first quarter of 2018, second quarter adjusted operating margins increased 90 basis points to 8.9%. Fabrication Technology segment operating income margins sequentially increased 70 basis points to 12.7%, and Air & Gas Handling margins increased 60 basis points to 7.3%.

As a result of second quarter performance, Colfax increased its adjusted earnings per share outlook for the year from $2.05-$2.20 to $2.15-$2.30 and expects its seasonally highest profits in the fourth quarter.

“Second quarter operating performance was in-line with our expectations, and we drove tax actions that allowed us to outperform,” said Matt Trerotola, Colfax President and CEO. “Recent acquisitions are performing as expected, the Fabrication Technology business posted significant global growth, and Air & Gas Handling operating margins expanded sequentially from the first quarter as expected. Air & Gas Handling industrial segment orders grew organically 24% year over year in the quarter, reflecting the successful long-term diversification of the business into higher-growth, less cyclical end markets. We expect strong performance in the second half of 2018, led by continued Fabrication Technology business growth, improved Air & Gas Handling margins, and benefits from the increased scope of our restructuring actions.”

The Company signed an agreement in the second quarter to acquire Gas Control Equipment (GCE), a European leader in industrial gas flow equipment serving critical applications, GCE is projected to close in the third quarter of this year following regulatory approval and other closing conditions, and the Company expects the business to contribute annual revenues in excess of $100 million. Colfax has repurchased $200 million of its common stock since May, including $144 million during the second quarter.

“We continue to execute our disciplined capital allocation strategy to create long-term value,” said Mr. Trerotola. “Our strong balance sheet and cash flow enable us to invest for long-term growth and take the opportunity to invest in our shares at an attractive value. The GCE acquisition complements our Fabrication Technology business with improved scale and customer reach while increasing our presence in specialty gas applications, and we look forward to completing the transaction and welcoming the GCE associates to the Colfax team.”

During the second quarter, the Company divested its CIRCOR International, Inc. shares for net cash proceeds of $139 million, successfully completing the December 2017 divestiture of its Fluid Handling business to CIRCOR.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results today at 8:30 a.m. EDT. The call will be open to the public through +1-877-303-7908 (U.S. callers) or +1-678-373-0875 (international callers) and referencing the conference ID number 3078073 or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified industrial technology company that provides air & gas handling and fabrication technology products and services to customers around the world principally under the Howden and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (CBS), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, projected adjusted net income per share, adjusted operating income, organic sales growth, and organic order decline. Adjusted operating income excludes Restructuring and other related items, gain or loss on short term investments, Goodwill and intangible asset impairment charge and Pension settlement loss. Adjusted net income, adjusted net income per share and projected adjusted net income per share exclude Restructuring and other related charges, gain or loss on short term investments, Goodwill and intangible asset impairment charge, Pension settlement loss, acquisition-related intangibles amortization, and other non-cash acquisition related charges. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 15.0% and 17.9% for the second quarter and six months ended June 29, 2018. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 29.6% and 28.0% for the second quarter and six months ended June 30, 2017. Organic sales growth and organic order decline exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2017 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Kevin Johnson, Vice President
Colfax Corporation
+1-301-323-9090
investorrelations@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017

Net sales	$925,288	$847,962	$1,806,213	$1,581,592
Cost of sales	637,854	589,898	1,248,159	1,083,699
Gross profit	287,434	258,064	558,054	497,893
Selling, general and administrative expense	204,784	176,882	405,303	351,715
Restructuring and other related charges	16,946	11,060	24,875	15,833
Operating income	65,704	70,122	127,876	130,345
Interest expense, net	9,680	8,524	19,268	17,778
(Gain) loss on short term investments	(4,591)	—	10,128	—
Income from continuing operations before income taxes	60,615	61,598	98,480	112,567
(Benefit) provision for income taxes	(6,893)	19,734	(907)	32,312
Net income from continuing operations	67,508	41,864	99,387	80,255
(Loss) income from discontinued operations, net of taxes(1)	(25,729)	16,611	(28,566)	19,707
Net income	41,779	58,475	70,821	99,962
Less: income attributable to noncontrolling interest, net of taxes	3,322	5,081	7,829	8,026
Net income attributable to Colfax Corporation	38,457	53,394	62,992	91,936
Net income (loss) per share - basic
Continuing operations	$0.52	$0.30	$0.74	$0.59
Discontinued operations	$(0.21)	$0.13	$(0.23)	$0.16
Consolidated operations	$0.31	$0.43	$0.51	$0.75
Net (loss) income per share - diluted
Continuing operations	$0.52	$0.30	$0.74	$0.58
Discontinued operations	$(0.21)	$0.13	$(0.23)	$0.16
Consolidated operations	$0.31	$0.43	$0.51	$0.74

(1) The loss from discontinued operations, net of taxes in the quarter ended June 29, 2018 includes an $18.0 million tax provision primarily related to the gain on the sale of the Fluid Handling business and a $4.3 million loss to adjust for the final consideration related to the sale. See the Company’s Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended June 29, 2018 for additional information regarding the divestiture.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Amounts in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Adjusted Net Income and Adjusted Net Income Per Share
Net income from continuing operations attributable to Colfax Corporation (1)	$64,186	$36,783	$91,558	$72,229
Restructuring and other related charges- pretax	16,946	11,060	24,875	15,833
Acquisition-related amortization and other non-cash charges- pretax (2)	19,381	13,683	40,062	27,077
(Gain) Loss on short term investments-pretax	(4,591)	—	10,128	—
Tax adjustment (3)	(20,740)	(5,823)	(31,897)	(11,221)
Adjusted net income from continuing operations	$75,182	$55,703	$134,726	$103,918
Adjusted net income margin from continuing operations	8.1%	6.6%	7.5%	6.6%
Weighted-average shares outstanding - diluted	122,973	123,954	123,510	123,881

Adjusted net income per share continuing operations	$0.61	$0.45	$1.09	$0.84

Net income per share- diluted from continuing operations (GAAP)	$0.52	$0.30	$0.74	$0.58

	Updated Guidance		Previous Guidance
	Low	High	Low	High
2018 Earnings Per Share
Projected net income per share from continuing operations (GAAP)- diluted	$1.19	$1.35	$1.22	$1.37
Restructuring and other related charges- pretax	0.58	0.58	0.31	0.31
Acquisition-related amortization and other non-cash charges- pretax(2)	0.61	0.61	0.60	0.60
Loss on short term investments- pretax	0.08	0.08	0.12	0.12
Tax adjustment (3)	(0.31)	(0.32)	(0.20)	(0.20)
Projected adjusted net income per share	$2.15	$2.30	$2.05	$2.20
__________
(1) Net income from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income from continuing operations less the income attributable to noncontrolling interest, net of taxes.
(2) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(3) The effective tax rates used to calculate adjusted net income and adjusted net income per share for the second quarter and six months ended June 29, 2018 are 15.0% and 17.9%, respectively. These rates exclude the benefit of a $12.5 million deferred tax asset valuation allowance reversal. The effective tax rates used to calculate adjusted net income and adjusted net income per share for the second quarter and six months ended June 30, 2017 are 29.6% and 28.0%, respectively. The estimated effective tax rate for adjusted net income and adjusted net income per share for the year ended December 31, 2018 is 20-22%.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Continuing Operations
Operating income	$65,704	$70,122	$127,876	$130,345
Operating income margin	7.1%	8.3%	7.1%	8.2%
Restructuring and other related charges	16,946	11,060	24,875	15,833
Adjusted operating income	$82,650	$81,182	$152,751	$146,178
Adjusted operating income margin	8.9%	9.6%	8.5%	9.2%

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

			Air and Gas Handling
	Net Sales		Orders
	$	%	$	%

For the three months ended June 30, 2017	$848.0		$339.8
Components of Change:
Existing businesses(1)	(6.0)	(0.7)%	(36.4)	(10.7)%
Acquisitions(2)	70.1	8.3%	43.5	12.8%
Foreign currency translation	13.2	1.6%	12.7	3.7%
	77.3	9.1%	19.8	5.8%
For the three months ended June 29, 2018	$925.3		$359.6

			Air and Gas Handling
	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the six months ended June 30, 2017	$1,581.6		$675.4		$874.1
Components of Change:
Existing businesses(1)	30.0	1.9%	(119.9)	(17.8)%	(141.7)	(16.2)%
Acquisitions(2)	138.9	8.8%	90.2	13.4%	101.2	11.6%
Foreign currency translation	55.7	3.5%	41.0	6.1%	3.9	0.4%
	224.6	14.2%	11.3	1.7%	(36.6)	(4.2)%
As of and for the six months ended June 29, 2018	$1,806.2		$686.7		$837.5
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales, orders and order backlog from the acquisition completed in our Air and Gas Handling segment, and incremental sales for acquisitions completed in our Fabrication Technology segment.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	June 29, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$257,700	$262,019
Short term investments	—	149,608
Trade receivables, less allowance for doubtful accounts of $29,320 and $31,488	986,271	970,199
Inventories, net	490,159	429,627
Other current assets	213,350	258,379
Total current assets	1,947,480	2,069,832
Property, plant and equipment, net	510,695	552,802
Goodwill	2,505,377	2,538,544
Intangible assets, net	960,154	1,017,203
Other assets	538,997	531,316
Total assets	$6,462,703	$6,709,697

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$6,180	$5,766
Accounts payable	586,276	587,129
Customer advances and billings in excess of costs incurred	149,019	145,853
Accrued liabilities	333,046	358,632
Total current liabilities	1,074,521	1,097,380
Long-term debt, less current portion	1,067,415	1,055,305
Other liabilities	783,327	829,748
Total liabilities	2,925,263	2,982,433
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 118,925,914 and 123,245,827 issued and outstanding	119	123
Additional paid-in capital	3,100,201	3,228,174
Retained earnings	914,634	846,490
Accumulated other comprehensive loss	(698,680)	(574,372)
Total Colfax Corporation equity	3,316,274	3,500,415
Noncontrolling interest	221,166	226,849
Total equity	3,537,440	3,727,264
Total liabilities and equity	$6,462,703	$6,709,697

Colfax Corporation
Condensed Consolidated Statements of Cashflows
Dollars in thousands
(Unaudited)

	Six Months Ended
	June 29, 2018	June 30, 2017

Cash flows from operating activities:
Net income	$70,821	$99,962
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization and impairment charges	71,958	68,606
Stock-based compensation expense	12,835	11,931
Non-cash interest expense	2,243	2,170
Loss on short term investments	10,128	—
Deferred income tax benefit	(19,656)	(3,700)
Gain on sale of facility	(7,839)	(11,734)
Loss on sale of business	4,337	—
Changes in operating assets and liabilities:
Trade receivables, net	(65,186)	(59,419)
Inventories, net	(53,993)	(29,932)
Accounts payable	19,878	5,470
Customer advances and billings in excess of costs incurred	17,462	(1,352)
Changes in other operating assets and liabilities	(29,326)	16,556
Net cash provided by operating activities	33,662	98,558
Cash flows from investing activities:
Purchases of fixed assets	(24,808)	(26,755)
Proceeds from sale of facility	14,634	16,106
Acquisitions, net of cash received	(50,912)	(49,999)
Sale of business, net	18,603	—
Sale of short term investments, net	139,480	—
Net cash provided by (used in) investing activities	96,997	(60,648)
Cash flows from financing activities:
Payments under term credit facility	(56,250)	(28,126)
Proceeds from borrowings on revolving credit facilities and other	504,518	384,257
Repayments of borrowings on revolving credit facilities and other	(422,361)	(720,473)
Proceeds from borrowings on senior unsecured notes	—	374,451
Proceeds from issuance of common stock, net	3,090	3,134
Common stock repurchases	(143,902)	—
Other	(838)	(8,329)
Net cash (used in) provided by financing activities	(115,743)	4,914
Effect of foreign exchange rates on Cash and cash equivalents	(19,235)	7,671
(Decrease) increase in Cash and cash equivalents	(4,319)	50,495
Cash and cash equivalents, beginning of period	262,019	221,730
Cash and cash equivalents, end of period	$257,700	$272,225